UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NEULION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NEULION, INC.
1600 Old Country Road
Plainview, New York 11803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF NEULION, INC.:

The annual meeting of the stockholders of NeuLion, Inc., a Delaware corporation (the “Company”), will be held on June 2, 2016, at 10:00 a.m. Eastern Time at Northwell Health Ice Center, 200 Merrick Avenue, East Meadow, New York 11554 (the “Annual Meeting”), for the following purposes:

1.           To elect nine members of the Board of Directors named in the accompanying proxy statement, each for a term of one year.

2.           To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016.

3.           To conduct an advisory vote approving executive compensation.

4.           To approve the proposal to amend and restate the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 300 million to 500 million and to integrate it into a single instrument.

5.           To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof. A proxy statement providing information, and a form of proxy to vote, with respect to the foregoing matters accompany this Notice of Annual Meeting.

It is important that your shares of the Company are represented at the Annual Meeting. Regardless of whether you expect to attend the Annual Meeting, please complete, date and sign the accompanying form of proxy and return it promptly in the enclosed return envelope, or follow the instructions on the enclosed form of proxy to vote your proxy by telephone or by Internet. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or nevertheless vote in person at the Annual Meeting.

By Order of the Board of Directors,

/s/ Roy E. Reichbach
Roy E. Reichbach General Counsel, Corporate Secretary and Director

Dated: April 29, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2016: This Notice of Annual Meeting, our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available on our website at www.neulion.com.

NEULION, INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of NeuLion, Inc., a Delaware corporation (“NeuLion,” the “Company,” “we,” “our” or “us”), of proxies to be voted at our annual meeting of stockholders to be held on June 2, 2016 at 10:00 a.m. Eastern Time at Northwell Health Ice Center, 200 Merrick Avenue, East Meadow, New York 11554 and at any adjournment or postponement thereof (the “Annual Meeting”). You may obtain directions to the Annual Meeting by making a request to the Company at 1600 Old Country Road, Plainview, New York 11803, ATTN: Corporate Secretary, that is received prior to the date of the Annual Meeting. Stockholders will be admitted to the Annual Meeting beginning at 9:00 a.m. Eastern Time.

The Notice of Annual Meeting, this proxy statement (“Proxy Statement”) and the accompanying form of proxy are intended to first be sent to stockholders on or about May 4, 2016.

A copy of the Company’s Annual Report on Form 10-K (“Annual Report”) containing its audited financial statements for the fiscal year ended December 31, 2015 accompanies this Proxy Statement. Our Annual Report is not part of this Proxy Statement.

What items will be put to a vote?

The following items will be put to a stockholder vote at the Annual Meeting:

•	The election of nine members of the Board of Directors named in this Proxy Statement, each for a term of one year.

•	The ratification of the appointment of EisnerAmper LLP (“EisnerAmper”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016.

•	The approval by advisory vote of executive compensation.

•
The approval of the proposal to amend and restate the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock of the Company (“Common Stock”) thereunder from 300 million to 500 million and to integrate it into a single instrument.

•	The transaction of any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Who is entitled to vote at the Annual Meeting?

Persons registered on the records of the Company at the close of business on April 29, 2016 (“Record Date”) as holders of Common Stock are entitled to receive notice of, and to vote at, the Annual Meeting and at all adjournments or postponements thereof.

As of the Record Date, the Company had outstanding 282,246,151 shares of Common Stock, which is the only class of stock entitled to vote at the Annual Meeting. Each share of Common Stock entitles its holder to one vote.

How do I vote?

You may vote your proxy by completing, dating, signing and mailing the accompanying form of proxy in the return envelope provided, or by telephone or by Internet by following the instructions on the form of proxy.  If you vote your shares by telephone or Internet, you do not have to return your proxy card.  The persons acting as proxy will vote your shares as you specify or, in the absence of your specification, as stated on the form of proxy.

You may also vote by attending the Annual Meeting in person. If you attend the Annual Meeting, you may vote there in person, regardless of whether you have previously voted. If you wish to vote your shares in person at the Annual Meeting and your shares are registered in the name of a broker, trust, bank or other holder of record, you will need to bring a legal proxy or a letter from that broker, trust, bank or other holder of record that confirms that you are the beneficial owner of those shares.

Your vote is important to the Company.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” of those shares, and this Notice of Annual Meeting and Proxy Statement and any accompanying documents mailed to you have been provided to you directly by the Company.

If your shares are held in a stock brokerage account or by a bank, trust or other holder of record, you are considered the “beneficial owner” of those shares, and this Notice of Annual Meeting and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank, trust or other holder of record. As the beneficial owner, you have the right to direct your broker, bank, trust or other holder of record how to vote your shares by using the proxy card or by following the instructions provided by that entity.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you may revoke any proxy before it is exercised by notifying the Company in a writing received at 1600 Old Country Road, Plainview, New York 11803, ATTN: Corporate Secretary, by 5:00 p.m. Eastern Time on June 1, 2016 or by voting a subsequent proxy or by voting in person at the Annual Meeting. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, trust, bank or other holder of record.
What is a broker non-vote? What is an abstention?

If you hold shares through an account with a broker, bank, trust or other holder of record, your shares may be voted on routine matters even if you do not provide voting instructions. However, when a proposal is not routine and a brokerage firm, bank, trust or other holder of record has not received specific voting instructions from you, it cannot vote your shares on that proposal. Those shares are considered broker “non-votes.” An abstention occurs when a stockholder does not cast a ballot on a matter that has been put to a vote and instead marks the “abstain” box on the proxy card. Broker “non-votes” and abstentions are counted for purposes of determining whether a quorum is present.

Our proposals will be affected by broker “non-votes” and abstentions as follows:

Election of Directors

The election of directors is not considered a routine matter. The Company’s Bylaws require that in an uncontested election, such as the election at the Annual Meeting, each director will be elected by the affirmative vote of the majority of the votes cast with respect to the director nominee. The majority of the votes cast means that the number of shares cast “for” a director’s election must exceed the number of votes cast “against” that nominee. Abstentions and broker “non-votes” are not counted as “for” or “against” a director nominee, and will not have an effect on the outcome of the election of directors.

Ratification of Independent Registered Public Accountants

The ratification of the appointment of EisnerAmper as our independent registered public accounting firm for the fiscal year ended December 31, 2016 is considered a routine matter, and therefore there will be no broker “non-votes” associated with this proposal. The Company’s Bylaws require the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter to ratify this item. Abstentions will have the same effect as a vote against this matter.

Advisory Vote on Executive Compensation

The advisory vote to approve the compensation of the Company’s named executive officers (as defined below) is not considered a routine matter.  The Company’s Bylaws require the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter to approve this item.  Abstentions and broker “non-votes” will have the same effect as a vote against this matter.  The advisory vote on executive compensation is being submitted to stockholders pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and notwithstanding the receipt of any stockholder approval, the outcome of such advisory vote will not be binding on the Company, the Board of Directors or management.

Approval of Amended and Restated Certificate of Incorporation

The approval of the proposal to amend and restate the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock is not considered a routine matter.  The Company’s Bylaws require the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter to approve this item.  Abstentions and broker “non-votes” will have the same effect as a vote against this matter.

We encourage you to provide your instructions to your broker, bank, trust or other holder of record regarding the voting of your shares.

What constitutes a quorum for the Annual Meeting?

The presence of the majority of the shares entitled to vote on a matter, in person or represented by proxy, will constitute a quorum at the Annual Meeting or any adjournment or postponement thereof, other than in such cases where a separate vote by a class is required whereby the majority of the outstanding shares of such class, present in person or represented by proxy, will also be required to constitute a quorum with respect to a vote on that matter.  The Company’s list of stockholders as of the Record Date has been used to deliver to stockholders this Notice of Annual Meeting and this Proxy Statement, as well as to determine who is eligible to vote.
What are the voting requirements to elect the directors and to approve each of the other proposals discussed in this Proxy Statement?

Under the Company’s Bylaws, directors must be elected by the affirmative vote of the majority of the votes cast with respect to a director nominee in uncontested elections.  This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee.  The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the ratification of the appointment of EisnerAmper as our independent registered public accounting firm for 2016, the advisory resolution approving the compensation paid to the Company’s named executive officers and the proposal to amend and restate the Certificate of Incorporation of the Company.

How does the Board of Directors recommend that I vote?

Your Board of Directors recommends that you vote your shares:

•	‘FOR’ the election of each of the nine nominees to the Board;

•	‘FOR’ the ratification of the appointment of EisnerAmper as our independent registered public accounting firm for 2016;

•	‘FOR’ the advisory resolution to approve the compensation paid to the Company’s named executive officers; and

•	‘FOR’ the proposal to amend and restate the Certificate of Incorporation of the Company.

Does any director or executive officer of the Company have an interest in the matters to be acted upon at the Annual Meeting?

To the knowledge of the Company, no person who has been a director or an executive officer of the Company at any time since the beginning of the Company’s last fiscal year, no nominee for election as a director of the Company, and no associate of any of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting except as disclosed in this Proxy Statement.

Who will pay for the costs of these proxy materials?

The Company will bear the entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting, the Proxy Statement, the accompanying form of proxy, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, excluding exhibits, and any additional material that may be furnished to stockholders via the mail. Proxies may be solicited through the mails or direct communication with certain stockholders or their representatives by the Company’s officers, directors or employees, who will receive no additional compensation therefor. The costs of solicitation will be borne by the Company.

Who tabulates the votes?

Votes are counted by employees of Computershare Trust Company, N.A., the Company’s transfer agent and registrar, and certified by the inspectors of election at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The Company will report the voting results on a Form 8-K shortly after the Annual Meeting.
What is “householding” and does NeuLion do this?

Householding is a procedure approved by the Securities and Exchange Commission (“SEC”) by which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of a company’s proxy statement, form of proxy and annual report from a company, bank, broker, trust or other holder of record, unless one or more of these stockholders notifies such an entity that they wish to continue to receive individual copies. At the present time, the Company does not “household” for any of our stockholders of record. However, your bank, broker, trust or other holder of record may be householding your account if you hold your shares in street name.

Could other matters be decided at the Annual Meeting?

At the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If you return a signed and completed proxy card or vote by telephone or through the Internet and other matters are properly presented at the Annual Meeting for consideration, the proxies appointed by the Board of Directors will have the discretion to vote for you.

Can I access the proxy materials for the Annual Meeting on the Internet or receive another copy?

The Notice of Annual Meeting, this Proxy Statement, the form of proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available on the Company’s website at www.neulion.com.  Another copy of the Notice of Annual Meeting, this Proxy Statement, the form of proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, excluding exhibits, will be mailed without charge to any stockholder entitled to vote at the meeting upon advance written request to NeuLion, Inc., 1600 Old Country Road, Plainview, New York 11803, ATTN:  Corporate Secretary.

How do I submit a proposal for inclusion in NeuLion’s proxy material for the annual meeting of stockholders to be held in 2017?

Stockholder proposals may be submitted for inclusion in the Company’s proxy material for the annual meeting of stockholders to be held in 2017 after the Annual Meeting but must be received no later than 5:00 p.m. Eastern Time on December 28, 2016.  Proposals should be sent via registered, certified or express mail to NeuLion, Inc., 1600 Old Country Road, Plainview, New York 11803, ATTN:  Corporate Secretary. Management carefully considers all proposals and suggestions from stockholders.

How do I submit an item of business for the annual meeting of stockholders to be held in 2017?

Stockholders who intend to present an item of business at the Company’s annual meeting of stockholders to be held in 2017 (other than a proposal submitted for inclusion in the Company’s proxy statement) must provide notice of such business to the Company’s Corporate Secretary no earlier than March 4, 2017 and no later than April 3, 2017, as set forth more fully in the Company’s Bylaws.

How do I nominate a director for inclusion in NeuLion’s proxy material for the annual meeting of stockholders to be held in 2017?

Stockholder nominees for director may be submitted for inclusion in the Company’s proxy material for the annual meeting of stockholders to be held in 2017 after the Annual Meeting; they must be received no later than 5:00 p.m. Eastern Time on  December 28, 2016.  Proposals should be sent via registered, certified or express mail to: NeuLion, Inc., 1600 Old Country Road, Plainview, New York 11803, ATTN:  Corporate Secretary.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of nine directors. The Bylaws of the Company provide that the number of directors on the Board shall not be less than one nor more than 15 persons. The Company has determined that the number of directors to be elected at the Annual Meeting will be nine.  All nine of the nominees are currently directors of the Company and each has been a director since the date indicated below in his or her biographical and business information narrative. Each director elected at the Annual Meeting will hold office until the next annual meeting or until his or her successor is duly elected or appointed. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. We do not presently expect that any of the nominees will be unavailable to serve on the Board of Directors. There are no family relationships between the officers and directors of the Company other than the relationship between Charles B. Wang, Chairman of the Board of the Company, and Nancy Li, Executive Vice Chairman of the Company, who are married to each other.

Director Qualifications and Review of Director Nominees

The process for identifying and evaluating nominees for the Board of Directors is initiated by the Nominating Committee, which conducts an annual evaluation of critical Company and Board needs based on the present and future strategic objectives of the Company and the specific skills required for the Board of Directors as a whole and for each of its committees. This annual evaluation provides guidance to the Nominating Committee members, who report to the full Board with a recommendation on the size and composition of the Board as a whole and its committees. If necessary, the Nominating Committee also recommends steps to be taken so that the Board of Directors as a whole and its committees reflect the appropriate balance of experience, knowledge, skills, expertise and diversity.

In conducting a review of the Nominating Committee’s recommendations, the Board may consider age, experience, ability, qualifications, independence from the Company and current Board members and such other factors as it deems appropriate given the current needs of the Company. The Board utilizes the same evaluation process for director nominees recommended by stockholders as it does for those nominees recommended by the Board. Due to the historically limited number of stockholder proposals received annually, the Board does not believe that a separate policy for considering such nominations is necessary or efficient at this time. Current members of the Board with skills and experience relevant to the Company’s strategic objectives are considered for re-nomination.

The nominees to the Board of Directors listed in this Proxy Statement, each of whom is currently a director of the Company, were approved unanimously by the Board of Directors. The paragraphs that follow provide information about each current and nominee director. Each of these individuals brings a strong and singular background and skill set to the full Board of Directors that includes accounting and finance, risk management, marketing, technology, legal and civic experience, among others, which led the Board of Directors to the conclusion that each should continue to serve as a director.

Biographical and Business Experience of Directors

The narrative below contains biographical and business information about the current directors, including name, office or position with the Company, date the Company directorship began, principal occupation, age, business experience and U.S. public company directorships during at least the past five years.

Charles B. Wang (Age 71)

Charles B. Wang has been the Chairman of the Board of the Company and a director of the Company since October 2008. Mr. Wang also has been the majority owner of the New York Islanders of the National Hockey League since July 2000. In 1976, he founded Computer Associates International, Inc. (“Computer Associates”), a provider of information technology management services now known as CA Inc., and served as its Chairman until November 2002. Mr. Wang created the New York Islanders Children’s Foundation, has his own charitable foundation and is extremely active in supporting charitable causes such as Smile Train, Inc., which he co-founded, and the National Center for Missing & Exploited Children. He is the author of “TECHNOVISION II: Every Executive’s Guide to Understanding and Mastering Technology and the Internet.” Mr. Wang earned a Bachelor of Science degree from Queens College and began his computer career at Columbia University’s Riverside Research Institute as a programming trainee. Mr. Wang is married to Ms. Li. Mr. Wang’s qualifications to serve on the Board include his status as a leading technology visionary and his experience in leading both technology start-ups and a Fortune 200 company. He has built many relationships as an investor in China and familiarized himself with that economic market, which is a potentially important one for the Company. Furthermore, Mr. Wang is also able to provide diverse and valuable finance and strategic expertise to the Board.

Nancy Li (Age 58)

Nancy Li has been our Executive Vice Chairman since January 30, 2015 and has been a director of the Company since October 2008.  Ms. Li was our President and Chief Executive Officer from October 2008 through January 2015.  She founded NeuLion USA, Inc. (“NeuLion USA”), our wholly-owned subsidiary, and has been its Chief Executive Officer since its inception in December 2003.  From 2001 to 2003, Ms. Li established and ran iCan SP, a provider of end-to-end service management software for information technology operations and a wholly-owned subsidiary of CA Inc.  From 1990 to 2001, Ms. Li was Executive Vice President and Chief Technology Officer for Computer Associates, and prior to that held a variety of management positions in Computer Associates’ business from a development and engineering perspective.  Ms. Li holds a Bachelor of Science degree from New York University.  Ms. Li is married to Mr. Wang. Ms. Li’s qualifications to serve on the Board include her knowledge of information technology systems and her executive and business experience. Ms. Li created the technology behind the Company’s successful IPTV platform and has an in-depth knowledge of the Company, its history and the IPTV industry.

Gabriel A. Battista (Age 71)

Gabriel A. Battista has been a director of the Company since March 2008. He has been a member of the Board of Trustees since 2006 and Chairman since 2013 of the American University of Rome. Mr. Battista was the chairman of the board of trustees of Capitol Technology University from 2010 until 2014 and is presently a member of the board of trustees emeritus. He also serves as a member of the Boards of Directors of Sentrillion, Network Alliance, TEOCO and the National Italian American Foundation. From 1999 until December 2006, Mr. Battista was the President, Chairman and Chief Executive Officer of Talk America. Mr. Battista received a Bachelor of Science degree from Villanova University, a Master of Science degree from Drexel University and a Master of Business Administration degree from Temple University. He is also a registered professional engineer in the State of Pennsylvania. Mr. Battista’s qualifications to serve on the Board include his success as business leader with substantial experience in the area of telecommunications, which is a significant market for the Company’s services, as well as his experience in serving as a board member of six publically traded companies in the Internet, software and telecommunications industries.

Robert E. Bostrom (Age 63)

Robert E. Bostrom has been a director of the Company since August 6, 2014. Mr. Bostrom has been the Senior Vice President, General Counsel and Corporate Secretary of Abercrombie & Fitch, a retail apparel company, since January 2014. From December 2012 to December 2013, Mr. Bostrom was a shareholder and Co-Chairman of the Financial Regulatory and Compliance Group at Greenberg Traurig. From August 2011 to November 2012, Mr. Bostrom was a partner at the law firm SNR Denton, where he served as Co-Head of the Global Financial Institutions and Funds Sector. From February 2006 to July 2011, Mr. Bostrom was Executive Vice President, General Counsel and Corporate Secretary of the Federal Home Loan Mortgage Corporation. Mr. Bostrom holds a Bachelor of Arts from Franklin and Marshall College, a Masters in International Affairs from Columbia University, School of International Affairs and a Juris Doctorate from Boston College Law School. He has been admitted to practice law since 1980. Mr. Bostrom’s qualifications to serve on the Board include his experience, in a legal career spanning more than 30 years, working and advising at the highest levels of leadership in the banking sector, in private legal practice and inside a government sponsored enterprise. He has advised boards of directors and committees on corporate governance issues, effective compliance and enterprise risk management programs, and crisis management.

John A. Coelho (Age 40)

John A. Coelho has been a director of the Company since January 30, 2015. Mr. Coelho is a partner at StepStone Group LP, a global private markets investment manager, where he has been employed since August 2007. Mr. Coelho holds a Bachelor of Science in Business Administration and a Masters in Business Administration from the Haas School of Business at the University of California, Berkeley. Mr. Coelho’s qualifications to serve on the Board include his extensive experience in advising and investing in emerging growth companies, including numerous venture capital, private equity, IPO and M&A transactions in the software, computing and digital media sectors.

James R. Hale (Age 57)

James R. Hale has been a director of the Company since January 30, 2015. Since January 1999, Mr. Hale has been the Managing Partner of Parallax Capital Partners, LLC, a private equity firm focused on acquiring and operating application software and related services companies. Since 2013, Mr. Hale has also been the managing member of Parallax Holdings, LLC, which is the general partner of Parallax Capital, L.P., which is the general partner of Parallax Capital Fund, L.P., which is a limited liability company member of PCF 1, LLC (“PCF”). He served as chairman of the board of directors of DivX Corporation (“DivX”) from March 2014 until the acquisition of DivX by the Company from PCF on January 30, 2015. Mr. Hale holds a Bachelor of Science in Marketing from Ferris State University. Mr. Hale’s qualifications to serve on the Board include his corporate financial expertise and extensive experience with companies in the technology industry.

Shirley Strum Kenny (Age 81)

Shirley Strum Kenny has been a director of the Company since October 2008. Dr. Kenny served as interim President of Augusta State University from July 2012 to January 2013 and President of Stony Brook University from 1994 to 2009. Prior thereto, Dr. Kenny was President of Queens College and had taught at the University of Texas, Gallaudet College, the Catholic University of America, the University of Delaware, and the University of Maryland, where she was Provost. She has served as a member of the Boards of Directors of Goodwill Industries of Greater New York and New Jersey, and the Long Island Association. She also was a board member and vice chair of the Board of Directors of Brookhaven Science Associates, which oversees Brookhaven National Laboratory. From 2009 to 2012, Dr. Kenny was a consultant for the Association of Public and Land-grant Universities. From 2000 to 2008, she served on the Board of Directors of Toys ‘R’ Us, Inc. and of Computer Associates. Dr. Kenny holds a Bachelor of Arts degree in English and a Bachelor of Journalism degree from the University of Texas at Austin, a Master of Arts degree in English from the University of Minnesota and a Ph.D. degree in English from the University of Chicago. Dr. Kenny’s qualifications to serve on the Board include her expertise as a successful educational administrator and her large public company board experience.

David Kronfeld (Age 68)

David Kronfeld has been a director of the Company since October 2008. Mr. Kronfeld is the Chairman of JK&B Capital, L.L.C., a venture capital firm, which he founded in 1995. Prior thereto he served as a General Partner at Boston Capital Ventures, the Vice President of Acquisitions and Venture Investments at Ameritech, a Senior Manager at Booz Allen & Hamilton and a Systems Analyst at Electronic Data Systems. Since February 2010, Mr. Kronfeld has been a director, and a member of the compensation committee, of Dynasil Corporation of America (NASDAQ-GM:DYSL). Mr. Kronfeld earned a Bachelor of Science degree in Electrical Engineering with high honors and a Master of Science degree in Computer Science from Stevens Institute of Technology, and a Master of Business Administration degree from The Wharton School of Business of the University of Pennsylvania. Mr. Kronfeld’s qualifications to serve on the Board include his extensive corporate financial expertise as an investor and venture capitalist. Mr. Kronfeld is also greatly experienced in guiding early to mid-stage companies to evolve and mature and has served on many boards over the course of the past 20 years.

Roy E. Reichbach (Age 54)

Roy E. Reichbach has been our General Counsel and Corporate Secretary, and a director of the Company, since October 2008 and has been the General Counsel and Corporate Secretary of NeuLion USA since December 2003.  Mr. Reichbach is also an Alternate Governor of the New York Islanders on the NHL Board of Governors.  From 2000 until October 2008, Mr. Reichbach was the General Counsel of the New York Islanders and was responsible for the legal affairs of the club and its affiliated real estate companies.  From 1994 until 2000, Mr. Reichbach was Vice President – Legal at Computer Associates.  Prior to that, he was a trial lawyer in private practice. Mr. Reichbach holds a Bachelor of Arts degree from Fordham University and a Juris Doctorate degree from Fordham Law School.  He has been admitted to practice law since 1988.  Mr. Reichbach’s qualifications to serve on the Board include his legal experience as a litigator in private practice and as in-house counsel for companies in several industries, as well as his executive management experience.

Voting Agreement

For information about a voting agreement regarding some of our directors, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT – Certain Relationships and Related Transactions – Stockholders’ Agreement.”

Legal Proceedings

To the best of the Company’s knowledge, there are no material proceedings in which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such person, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

To the best of the Company’s knowledge, during the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees involving any possibility of enjoining or suspending members of the Company’s Board of Directors or the Company’s executive officers from engaging in any business, securities or banking activities, and no member of the Company’s Board of Directors and no executive officer has been found to have violated, or been accused of having violated, any federal or state securities or commodities laws or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

Required Vote

The election of each director nominee requires the affirmative vote of the majority of the votes cast with respect to such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE: If your shares are held in street name, your broker, bank, trust or other holder of record can only vote your shares in the election of directors if you direct the holder how to vote by marking your proxy, which will be sent to you by such holder.

CORPORATE GOVERNANCE MATTERS

Independence of Directors

The Board of Directors is currently comprised of nine members:  Gabriel A. Battista; Robert E. Bostrom; John A. Coelho; James R. Hale; Shirley Strum Kenny; David Kronfeld; Nancy Li; Roy E. Reichbach; and Charles B. Wang.  All of these individuals are nominated for election at the Annual Meeting.  The Board has determined that six of the current nine members of the Board of Directors, namely, Dr. Kenny and Messrs. Battista, Bostrom, Coelho, Hale and Kronfeld, are independent directors of the Company, with independence being defined in accordance with the rules of NASDAQ.  Ms. Li, as the Executive Vice Chairman of the Company, Mr. Wang, as the spouse of Ms. Li, and Mr. Reichbach, as the General Counsel and Corporate Secretary of the Company, are each deemed to have material relationships with the Company and are therefore not considered to be independent.  In determining whether a director is independent, the Board relied upon the definition as set forth in NASDAQ Listing Rule 5605.

To facilitate the functioning of the Board of Directors independently of management, the following structures and processes are in place:

•
A majority of the Board of Directors is comprised of non-executive directors. The only members of management on the Board of Directors are the Executive Vice Chairman and the General Counsel and Corporate Secretary of the Company.  While Mr. Wang is not “independent” as defined by NASDAQ Listing Rule 5605, he is not a member of management of the Company and is therefore considered to be a non-executive director.

•
A Lead Independent Director, currently Mr. Kronfeld, provides overall leadership to the Board of Directors and ensures that the Board’s agenda will enable it to successfully carry out its duties. Mr. Kronfeld is familiar with the mandate of the Board of Directors and the charters of the Board committees and acts as chair of or serves on any ad hoc special committee established by the Board of Directors.

•	Independent, non-executive directors meet periodically without management present.

•
Members of management, including the Chief Executive Officer, the Executive Vice Chairman, and the General Counsel and Corporate Secretary, are not present for the discussion and determination of certain matters at meetings of the Board of Directors.

•
The Chief Executive Officer’s compensation is recommended by the Compensation Committee, which is comprised entirely of independent directors. The Chief Executive Officer is not present at these deliberations.

Board Operations

Chairman, Chief Executive Officer and Lead Independent Director

The positions of Chairman, Chief Executive Officer and Lead Independent Director of the Company are held by different persons. The responsibilities of the Chairman of the Board of Directors include developing the agenda for each Board meeting in consultation with management, as well as facilitating the activities and chairing meetings of the Board. The responsibilities of the Chief Executive Officer include developing and successfully implementing the Company’s strategic plans, providing quality leadership to the Company’s staff, maintaining existing and developing new strategic alliances, considering possible strategic alternatives for the Company, and acting as an entrepreneur and innovator within the strategic goals of the Company. The Lead Independent Director coordinates the activities of the independent directors, coordinates with the Chairman and management to set the agenda for Board meetings, chairs executive sessions of the independent directors, and performs the other duties assigned from time to time by the Board. Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to the Chief Executive Officer, while enabling the Lead Independent Director to facilitate our Board’s independent oversight of management, promote communication between management and our Board, and support our Board’s consideration of key governance matters.

Role in Risk Oversight

The Board is responsible for assessing the risks facing the Company and considers risk in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk, and that strategic and appropriate risk-taking is essential for the Company to compete in its industry and in the global market and to achieve its growth and profitability objectives. Effective risk oversight, therefore, is an important priority of the Board.

While the Board supervises risk management, the Company’s executive officers are charged on a day-to-day basis with weighing and managing the risks the Company faces. The Company has a strong internal control environment and robust internal processes to identify and manage risks and to communicate with the Board. These include active risk management by the Chief Financial Officer and the General Counsel and a Code of Business Conduct (the “Code”). Additionally, the Company has engaged EisnerAmper as its independent registered public accountants to provide comprehensive external audit services. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually, and the Audit Committee reports as necessary to the Board on financial risks. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. The Board reviews and adjusts the Company’s risk management strategies at regular intervals, or as needed. Directors are free to, and often do, communicate directly with senior management.

Meetings; Annual Meeting Attendance

The Board of Directors meets at least once each quarter. The frequency of the meetings and the nature of the meeting agendas are dependent upon the nature of the business and issues that the Company faces from time to time. Non-executive directors meet periodically without management present. The Board of Directors held seven meetings during 2015. During 2015, other than Dr. Kenny, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of the Board committees of which the director was a member. It is the policy of the Board of Directors that all directors should attend the Company’s annual meetings in person or by teleconference.  Last year, all nine directors attended the annual meeting.

Board Committees

The Board of Directors has three standing committees: Audit; Compensation; and Nominating. All committees are comprised solely of independent directors. Each committee has a charter, which is available at the Company’s website at www.neulion.com. The table below provides membership information for each of the Board committees during 2015. If re-elected by the stockholders, each director will remain a member of the committee upon which he or she currently serves.

Name	Audit	Compensation	Nominating
Gabriel A. Battista		Member	Member
John A. Coelho			Member(1)
Robert E. Bostrom			Chair(2)
James R. Hale	Chair(3)
Shirley Strum Kenny	Member	Member
David Kronfeld	Member	Chair
Nancy Li
Roy E. Reichbach
Charles B. Wang

(1) Mr. Coelho became a member of the Nominating Committee in June 2015.
(2) Mr. Bostrom succeeded John R. Anderson, a former director of the Company, and became a member and the Chair of the Nominating Committee in June 2015.
(3) Mr. Hale succeeded Mr. Anderson and became a member and the Chair of the Audit Committee in June 2015.

Audit Committee

The Audit Committee assists the Board of Directors in discharging its responsibilities relating to the financial management of the Company, including oversight of the accounting and financial reporting of the Company, the Company’s independent auditor and audits and the internal financial controls of the Company as well as the continuous improvement of the Company’s financial policies and practices. In addition, the Audit Committee is responsible for reviewing and discussing with management the Company’s policies with respect to risk assessment and risk management. Further detail about the role of the Audit Committee in risk assessment and risk management is included above in this section under the heading “—Board Operations—Role in Risk Oversight.”

The Audit Committee may be composed of a minimum of three and a maximum of five members. As of the date hereof, the members of the Audit Committee are James R. Hale (Chairman), Shirley Strum Kenny and David Kronfeld. Each member of the Audit Committee is a “non-employee director” whom the Board has determined to be an independent director. The Board of Directors has determined that Messrs. Hale and Kronfeld qualify as “financial experts” as defined by the SEC. In addition, the Board has determined that all of the Audit Committee members have sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee.

During 2015, the Audit Committee held four meetings.

A copy of the Audit Committee Charter is available on the Company’s website at www.neulion.com.

Compensation Committee

The Compensation Committee assists the Board of Directors in setting and maintaining the compensation philosophy of the Company and in discharging its responsibilities relating to executive hiring, assessment and compensation. The Compensation Committee’s current role is to oversee, on behalf of our Board of Directors, our compensation policies, review and approve incentive compensation and equity based plans and establish, review and approve annually all compensation decisions relating to our named executive officers. Further, the Compensation Committee may, in appropriate circumstances, engage external advisors and set and pay their compensation, subject to advising the Chairman of the Board.

The Compensation Committee may be composed of a minimum of three and a maximum of five members. As of the date hereof, the members of the Compensation Committee are David Kronfeld (Chairman), Gabriel A. Battista and Shirley Strum Kenny. Each member of the Compensation Committee has been determined by the Board of Director to qualify as an independent director. The Board has also determined that each of its Compensation Committee members is an “outside director” pursuant to criteria established by the Internal Revenue Service and is a “non-employee” director pursuant to criteria established by the SEC.

During 2015, the Compensation Committee held no separate meetings outside of the context of a meeting of the Board.

A copy of the Compensation Committee Charter is available on the Company’s website at www.neulion.com.

Nominating Committee

The Nominating Committee assists the Board of Directors in identifying and recommending qualified individuals as nominees for election as directors, in determining the composition of the Board, and in assessing the Board’s effectiveness. The Nominating Committee also assesses the Board’s relationship with management and recommends, where necessary, limits on management’s authority to act without explicit Board of Director approval. The Nominating Committee periodically reviews the Code, the mandate of the Board of Directors and the charters of each of the committees. The Nominating Committee is responsible for supervising the management representative charged with implementing the Company’s corporate governance procedures.

The Nominating Committee may be composed of a minimum of three and a maximum of five members. As of the date hereof, the members of the Nominating Committee are Robert E. Bostrom (Chairman), Gabriel A. Battista and John A. Coelho.  Each member qualifies as an independent director.

During 2015, the Nominating Committee held no separate meetings outside of the context of a meeting of the Board.

A copy of the Nominating Committee Charter is available on the Company’s website at www.neulion.com.

Compensation of Directors

The Compensation Committee annually reviews the directors’ compensation and makes its recommendations to the full Board of Directors for approval. The Compensation Committee believes that the directors’ compensation is aligned with the Company’s performance on both a short-term and a long-term basis and that the Company’s compensation philosophy assists in attracting and retaining qualified individuals to serve as directors. Directors who are also executives of the Company do not receive an annual retainer for service on the Board of Directors and are not currently entitled to any compensation for attending meetings of the Board of Directors, committees of the Board of Directors or meetings of the stockholders. Ms. Li and Mr. Reichbach did not receive any compensation for service on the Board of Directors in 2015 as each was an officer of the Company.

The key elements of the Company’s non-executive director compensation are cash retainers and equity-based grants. In setting the Board of Directors’ compensation, the Compensation Committee considered the significant amount of time that the directors spend fulfilling their duties and the skills required by directors. In 2015, each non-executive director was paid an annual retainer of $20,000 and a fee of $2,000 per Board of Directors meeting attended, except in the case of the Chairman of the Board of Directors, who earned a fee of $3,000 per Board of Directors meeting attended. Each committee member was paid $1,000 per committee meeting attended, and each committee chairman was paid an additional $500 per meeting for acting in such capacity. The Lead Independent Director was paid an additional annual fee of $5,000 for serving in such capacity. Non-executive directors are reimbursed for any out-of-pocket travel expenses incurred in order to attend meetings.

Pursuant to the Amended and Restated Directors’ Compensation Plan, the non-executive directors of the Company are required to receive at least 50% of their annual retainers and Board of Directors and committee meeting fees in Common Stock and may elect to receive up to 100% of their retainers and fees in Common Stock in lieu of cash compensation.

For the fiscal year ended December 31, 2015, each of the non-executive directors earned the following compensation in cash and/or Common Stock:

2015 DIRECTOR COMPENSATION

Name	Fees earned or paid in cash $	Stock awards $(6)	Total $
John R. Anderson(1)	21,500	-	21,500
Gabriel A. Battista(2)(4)	17,000	17,000	34,000
Robert E. Bostrom(2)(4)	15,500	15,500	31,000
John A. Coelho(3)(4)(5)	-	30,333	30,333
James R. Hale(3)(4)(5)	-	33,333	33,333
Shirley Strum Kenny(3)(4)	-	32,000	32,000
David Kronfeld(3)(4)	-	38,000	38,000
Charles B. Wang(3)(4)	-	41,000	41,000
Total	54,000	207,167	261,167

(1)      Mr. Anderson left the Board of Directors in June 2015.
(2)      Messrs. Battista and Bostrom each elected to receive his 2015 director compensation as follows: 50% in cash and 50% in Common Stock.
(3)      Dr. Kenny and Messrs. Coelho, Hale, Kronfeld and Wang each elected to receive 100% of her or his 2015 director compensation in Common Stock.
(4)      For the fiscal year ended December 31, 2015, non-executive directors earned the following numbers of shares of Common Stock:

Gabriel A. Battista	23,360
Robert E. Bostrom	22,055
John A. Coelho	43,531
James R. Hale	49,356
Shirley Strum Kenny	43,908
David Kronfeld	52,342
Charles B. Wang	56,023
Total	290,575

The aggregate value of 290,575 shares of Common Stock issued to Dr. Kenny and Messrs. Battista, Bostrom, Coelho, Hale, Kronfeld and Wang was $207,167 on the dates of issuance.
(5)      Messrs. Coelho and Hale joined the Board of Directors in January 2015.
(6)      The grant date fair values of the stock awards issued on July 27, 2015 were as follows:
	Shares	Grant date
	granted	fair value per share
	#	$
Gabriel A. Battista	7,827	1.15
Robert E. Bostrom	6,522	1.15
John A. Coelho	12,465	1.15
James R. Hale	12,465	1.15
Shirley Strum Kenny	14,784	1.15
David Kronfeld	17,393	1.15
Charles B. Wang	19,132	1.15
	90,588

The grant date fair values of the stock awards issued on December 16, 2015 were as follows.
	Shares	Grant date
	granted	fair value per share
	#	$
Gabriel A. Battista	15,533	0.52
Robert E. Bostrom	15,533	0.52
John A. Coelho	31,066	0.52
James R. Hale	36,891	0.52
Shirley Strum Kenny	29,124	0.52
David Kronfeld	34,949	0.52
Charles B. Wang	36,891	0.52
	199,987

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The compensation discussion and analysis set forth below provides an overview of our compensation program, including the objectives and rationale of each element of compensation, for our current and former Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers during the last completed fiscal year, which we refer to herein as our named executive officers. This compensation discussion and analysis describes the actions and decisions of our Compensation Committee, and of our Board of Directors to the extent applicable, as they relate to our executive compensation.

The Compensation Committee, which is composed entirely of independent directors, assists the Board of Directors in setting and maintaining the compensation philosophy of the Company and in discharging its responsibilities relating to executive hiring, assessment and compensation.  In particular, the Compensation Committee’s current role is to establish, review and approve annually all compensation decisions relating to our named executive officers.  Further, the Compensation Committee may, in appropriate circumstances, engage external advisors, set their compensation and receive appropriate funding from the Company to pay their compensation.

The Compensation Committee annually reviews the Company’s corporate goals and objectives relevant to the executive officers’ compensation, evaluates the executive officers’ performance in light of such goals and objectives and, either as a Compensation Committee or together with the other independent directors (as directed by the Board), determines and approves the executive officers’ compensation based on this evaluation.  In determining the long-term incentive component of the executive officers’ compensation, the Compensation Committee will consider the Company’s performance, the value of similar incentive awards to executives at comparable companies, and the awards given to the Company’s officers in past years. In evaluating the compensation of our Chief Executive Officer, the Compensation Committee also considers the results of the most recent stockholder advisory vote on executive compensation. The Compensation Committee also reviews and makes recommendations to the Board or management, as the case may be, in regard to the Company’s incentive compensation plans and equity-based plans, including regarding the employees to whom the awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan.  The Compensation Committee charter, which was amended and restated effective April 15, 2016, sets forth the committee’s powers and responsibilities in more detail under the heading “Duties and Responsibilities.”

Executive Compensation Policy and Objectives

Our general compensation policy is guided by several key principles:

•	designing competitive total compensation programs to enhance our ability to attract and retain knowledgeable and experienced senior management-level employees;

•	motivating employees to deliver outstanding financial performance and meet or exceed general and specific business, operational and individual objectives;

•	setting compensation and incentive levels relevant to the market in which the employee provides service;

•
providing a meaningful performance-based compensation incentive, based on the performance of the individual and the financial performance of the Company, to assure an alignment of interests between our senior management-level employees and our stockholders; and

•	providing a meaningful portion of our named executive officers’ total compensation in equity, thus assuring an alignment of their interests with those of our stockholders.

Our Compensation Committee determines the mix of compensation, both among short-term and long-term compensation and cash and non-cash compensation, that it believes is appropriate for each of our named executive officers. In making compensation decisions with respect to each element of compensation, the Compensation Committee considers numerous factors, including:

•	the individual’s particular background and circumstances, including prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons at comparable companies;

•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;

•	achievement of individual and company performance goals and other expectations relating to the position;

•	comparison to other executives within the Company having similar levels of expertise and experience and the uniqueness of the individual’s industry skills; and

•	aligning the compensation of our executives with the performance of the Company on both a short-term and long-term basis.

The Compensation Committee seeks to provide a total compensation package to our named executive officers designed to drive performance and reward contributions in support of our business strategies and to attract, motivate and retain high-quality talent with the skills and competencies we require. The Compensation Committee also seeks to balance these goals by designing our compensation policies and programs to encourage and reward prudent business judgment over the long term by structuring long-term awards as time-vesting while also offering a competitive base salary component of executive compensation. The Compensation Committee believes that this should avoid encouraging management-level employees to engage in excessive risk-taking, while at the same time promote performance and retention. In structuring our compensation policies and programs, the Compensation Committee also takes into consideration the compensation practices of our peer companies and recommendations from our Chief Executive Officer with respect to our other named executive officers’ compensation.

Compensation Components

Base Salary. Generally, we set base salaries for our executives at reasonable levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. We seek to maintain base salary amounts at or near industry norms while avoiding paying amounts in excess of what we believe is necessary to motivate executives to meet corporate goals, and emphasize compensation through equity-based awards, as described in more detail below under “Equity-Based Awards.” Base salaries will generally be reviewed annually, subject to terms of employment agreements (if any), and we will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Incentive Bonuses. We may design and utilize cash incentive bonuses for our executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Improvement over the prior year is considered highly important. Bonuses are awarded for outstanding individual performances in combination with the Company’s performance compared to budget, and will be based on the achievement of objective standards for job-specific responsibilities and subjective standards based on diligence, improvement of skills, company loyalty, decisiveness and an appropriate service-oriented mindset.

Equity-Based Awards. We emphasize the use of equity-based awards, such as stock options and stock grants, as part of our compensation packages. We believe that long-term equity-based compensation best and most naturally aligns executive management with the long-term goals of the Company. As with incentive bonuses, equity-based compensation is awarded to reward mutually outstanding individual and Company performances, the achievement of specific job responsibilities and the demonstration of superior Company-oriented service. Equity-based compensation is reviewed annually.

Other Compensation and Perquisites. Consistent with our compensation philosophy, we provide benefits to our executives that are substantially the same as those currently being offered to our other employees, including health insurance, life and disability insurance.

Employment Agreements

The Company does not have any employment agreements or other related arrangements with any named executive officer and is not a party to any other contract, agreement, plan or arrangement (written or unwritten) that provides for payment following a change in a named executive officer’s responsibilities or following a change in control. The Company has no other plan that provides for the payment of retirement benefits, or other benefits that will be paid primarily following retirement, or at, following, or in connection with the resignation, retirement or other termination of a named executive officer.

Executive Compensation Tables

2015 SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of our named executive officers for each of the last three completed fiscal years.

Name and Principal Position	Year	Salary $		Bonus $	Stock Awards $(7)	Option- Based Awards $(8)(9)		Total $

Kanaan Jemili(1)	2015	323,151		85,702	862,785	-		1,271,638
Chief Executive Officer	2014	-		-	-	-		-
	2013	-		-	-	-		-

Nancy Li(2)	2015	325,000		150,000	711,225	-		1,186,225
Current Executive Vice Chairman,	2014	310,000		-	-	187,600		497,600
former Chief Executive Officer	2013	310,000		-	40,515	230,400	(10)	580,915

Arthur J. McCarthy(3)	2015	250,000		50,000	284,490	-		584,490
Chief Financial Officer	2014	250,000		-	-	98,700		348,700
	2013	250,000		-	40,515	207,000		497,515

Michael (Horngwei) Her(4)	2015	275,000		75,000	379,320	-		729,320
Current Co-Chief Technology Officer,	2014	275,000		30,000	-	131,600		436,600
former Executive Vice President	2013	275,000	(11)	-	32,952	345,000	(10)	652,952	(11)

Ronald Nunn(5)	2015	275,000		75,000	379,320	-		729,320
Executive Vice President	2014	275,000		30,000	-	131,600		436,600
	2013	275,000		-	31,512	345,000		651,512

Roy E. Reichbach(6)	2015	250,000		50,000	284,490	-		584,490
General Counsel and	2014	250,000		-	-	98,700		348,700
Corporate Secretary	2013	250,000		-	54,020	258,750		562,770
________________________
(1)	Dr. Jemili became the Chief Executive Officer on January 30, 2015.
(2)	Ms. Li became the Executive Vice Chairman of the Company on January 30, 2015. Prior to that she served as the President and Chief Executive Officer of the Company from October 2008.
(3)	Mr. McCarthy became the Chief Financial Officer in November 2008.
(4)	Mr. Her became Co-Chief Technology Officer on January 30, 2015. Prior to that he served as Executive Vice President, Research and Development of the Company from October 2008.
(5)	Mr. Nunn became Executive Vice President, Business Operations in October 2008.
(6)	Mr. Reichbach became General Counsel and Corporate Secretary in October 2008.
(7)
The amounts reported in the Stock Awards column represent the total fair value of shares of unrestricted and restricted Common Stock granted by the Company to each of the named executive officers, calculated based on the closing fair market value of the Company’s Common Stock on the grant date.

The following table sets forth detail corresponding to the total amounts set forth in the Stock Awards column above as it relates to the total fair value of the unrestricted Common Stock granted in 2013:

Name	2013 Grants(*) Fair Value $		Total Fair Value(*) $
Nancy Li	40,515	(a)	40,515
Arthur J. McCarthy	40,515	(a)	40,515
Michael (Horngwei) Her	32,952	(b)	32,952
Ronald Nunn	31,512	(c)	31,512
Roy E. Reichbach	54,020	(d)	54,020
_____________________
(*)         The following assumptions were used in calculating the total amounts set forth in the above table regarding Common Stock awards:

Note	Security	#	Fair Value/Share $
(a)	Unrestricted Common Stock	89,162	0.4544
(b)	Unrestricted Common Stock	72,518	0.4544
(c)	Unrestricted Common Stock	69,348	0.4544
(d)	Unrestricted Common Stock	118,882	0.4544

The following table sets forth detail corresponding to the total amounts set forth in the Stock Awards column above as it relates to the total fair value of the restricted Common Stock granted in 2015:

Name	2015 Grants(*) Fair Value $		Total Fair Value(*) $
Kanaan Jemili	862,785	(a)(b)	862,785
Nancy Li	711,225	(a)	711,225
Arthur J. McCarthy	284,490	(c)	284,490
Michael (Horngwei) Her	379,320	(d)	379,320
Ronald Nunn	379,320	(d)	379,320
Roy E. Reichbach	284,490	(c)	284,490
    _____________________
(*)         The following assumptions were used in calculating the total amounts set forth in the above table regarding Common Stock awards:

Note	Security	#	Fair Value/Share $
(a)	Restricted Common Stock	750,000	0.9483
(b)	Restricted Common Stock	300,000	0.5052
(c)	Restricted Common Stock	300,000	0.9483
(d)	Restricted Common Stock	400,000	0.9483
The shares of unrestricted and restricted Common Stock were awarded under the Amended and Restated NeuLion, Inc. 2012 Omnibus Securities and Incentive Plan (“2012 Plan”).
(8)
The Option-Based Awards column includes options granted under the 2012 Plan. The exercise price for options granted under the 2012 Plan is based on the 5-day volume weighted average price preceding the grant date. In calculating the value of the options, the grant date fair market value is based on the closing price on the grant date. As a result, there is generally a difference between the exercise price and the fair market value as at the grant date.

(9)
The amounts reported in the Option-Based Awards column represent the total fair value of the options granted by the Company to each of the named executive officers, calculated based on values determined as of the grant date in accordance with Accounting Standard Codification Topic 718 utilizing a Black-Scholes-Merton model. The Company cautions that the amounts reported may not represent the amounts that the named executive officers will actually realize from the awards. A named executive officer can only exercise options that vest while he or she is employed by the Company and within 90 days of such person’s termination or departure date (unless terminated for cause, in which case such options shall immediately terminate unless the Board of Directors determines otherwise), and will only realize value if the options are exercised when NeuLion’s stock price exceeds the option exercise price. The assumptions used by the Company in calculating these amounts are set forth below. The following table sets forth detail corresponding to the total amounts set forth in the Option-Based Awards column above as it relates to the total fair value of the options granted in 2014 and 2013:

Name	2014 Grants(1) $		2013 Grants(1) $		Total Fair Value(1) $
Nancy Li	187,600	(a)	230,400	(c)	418,000
Arthur J. McCarthy	98,700	(b)	207,000	(d)	305,700
Michael (Horngwei) Her	131,600	(b)	345,000	(d)	476,600
Ronald Nunn	131,600	(b)	345,000	(d)	476,600
Roy E. Reichbach	98,700	(b)	258,750	(d)	357,450
________________________
(1)	The following assumptions were used in calculating the total amounts set forth in the above table regarding option awards:

Note	Security	Grant Date	Expected Life	Volatility	Exercise Price	Market Price	Risk-Free Interest Rate
(a)	Options	May 12, 2014	4 years	79%	$1.03	$0.86	1.7%
(b)	Options	May 12, 2014	7 years	88%	$0.94	$0.86	2.2%
(c)	Options	August 13, 2013	4 years	79%	$0.48	$0.45	1.5%
(d)	Options	August 13, 2013	7 years	86%	$0.44	$0.45	2.2%

The options were awarded under the 2012 Plan.  The material terms of each option grant are set forth below in the Outstanding Equity Awards at 2015 Fiscal Year End table and its footnotes.
(10)	The value for these awards has been revised from our 2013 proxy statement to reflect revised volatility calculations.
(11)	Mr. Her’s salary for 2013 was $275,000, not $250,000 as was inadvertently previously reported in our 2014 proxy statement.

2015 GRANTS OF PLAN-BASED AWARDS

The following table sets forth each grant of an award made to a named executive officer in the fiscal year ended December 31, 2015.

Name	Award	Grant Date	All Other Stock Awards: Number of Shares of Stock #	Grant Date Fair Value of Stock Awards $
Kanaan Jemili(1)(2) Chief Executive Officer	Restricted Stock Restricted Stock	May 18, 2015 August 24, 2015	750,000 300,000	711,225 151,560

Nancy Li(1) Current Executive Vice Chairman, former Chief Executive Officer	Restricted Stock	May 18, 2015	750,000	711,225

Arthur J. McCarthy(1) Chief Financial Officer	Restricted Stock	May 18, 2015	300,000	284,490

Michael (Horngwei) Her(1) Current Co-Chief Technology Officer, former Executive Vice President	Restricted Stock	May 18, 2015	400,000	379,320

Ronald Nunn(1) Executive Vice President	Restricted Stock	May 18, 2015	400,000	379,320

Roy E. Reichbach(1) General Counsel and Corporate Secretary	Restricted Stock	May 18, 2015	300,000	284,490
_____________________
(1)	Restricted stock granted on May 18, 2015 vests at a rate of one-quarter of its allotted amount per year for a period of four years from the date of grant.
(2)	Restricted stock granted on August 24, 2015 vested on January 19, 2016.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

The following table sets forth, for each named executive officer, information regarding unvested stock awards, unexercised options and other equity incentive plan awards outstanding as of December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price $	Option Expira- tion Date	Number of shares or units of stock that have not vested #		Market value of shares or units of stock that have not vested $	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested #		Equity incentive plan awards: market value of unearned shares, units or other rights that have not vested $
	Exerci- sable #	Unexer -cisable #

Kanaan Jemili(1)	-	-	-	-	750,000	(8)	406,425	750,000	(8)	406,425
Chief Executive Officer					300,000	(7)	162,570	300,000	(7)	162,570

Nancy Li(2)	450,000	-	0.43	05/16/16	750,000	(8)	406,425	750,000	(8)	406,425
Current Executive Vice	337,500	112,500	0.18	06/04/17	-		-
Chairman, former Chief	450,000	450,000	0.48	08/13/18	-		-
Executive Officer	100,000	300,000	1.03	05/12/19	-		-

Arthur J. McCarthy(3)	150,000	-	0.43	05/16/16	300,000	(8)	162,570	300,000	(8)	162,570
Chief Financial Officer	112,500	37,500	0.18	06/04/17	-		-
	300,000	300,000	0.44	08/13/23	-		-
	37,500	112,500	0.94	05/12/24	-		-

Michael (Horngwei) Her(4)	200,000	-	0.43	05/16/16	400,000	(8)	216,760	400,000	(8)	216,760
Current Co-Chief	150,000	50,000	0.18	06/04/17	-		-
Technology Officer, former	500,000	500,000	0.44	08/13/23	-		-
Executive Vice President	50,000	150,000	0.94	05/12/24	-		-

Ronald Nunn(5)	200,000	-	0.43	05/16/16	400,000	(8)	216,760	400,000	(8)	216,760
Executive Vice President	150,000	50,000	0.18	06/04/17	-		-
	500,000	500,000	0.44	08/13/23	-		-
	50,000	150,000	0.94	05/12/24	-		-

Roy E. Reichbach(6)	150,000	-	0.43	05/16/16	300,000	(8)	162,570	300,000	(8)	162,570
General Counsel and	112,500	37,500	0.18	06/04/17	-		-
Corporate Secretary	375,000	375,000	0.44	08/13/23	-		-
	37,500	112,500	0.94	05/12/24	-		-
__________________
(1)	Dr. Jemili became Chief Executive Officer of the Company on January 30, 2015.
(2)
Ms. Li became the Executive Vice Chairman of the Company on January 30, 2015. Prior to that she served as the Chief Executive Officer of the Company from October 2008. Options granted to Ms. Li vest at a rate of one-quarter of their allotted amount per year and are exercisable for a period of five years from the date of grant.

(3)
Mr. McCarthy became the Chief Financial Officer of the Company in November 2008.  Options granted to Mr. McCarthy after May 31, 2010 and prior to June 5, 2012 vest at a rate of one-quarter of their allotted amount per year and are exercisable for a period of five years from the date of grant. Options granted to Mr. McCarthy since June 5, 2012 vest at a rate of one-quarter of their allotted amount per year and are exercisable for a period of ten years from the date of grant.

(4)
Mr. Her became Co-Chief Technology Officer on January 30, 2015. Prior to that he served as Executive Vice President, Research and Development of the Company from October 2008. Options granted to Mr. Her after May 31, 2010 and prior to June 5, 2012 vest at a rate of one-quarter of their allotted amount per year and are exercisable for a period of five years from the date of grant. Options granted to Mr. Her since June 5, 2012 vest at a rate of one-quarter of their allotted amount per year and are exercisable for a period of ten years from the date of grant.

(5)
Mr. Nunn became Executive Vice President, Business Operations in October 2008.  Options granted to Mr. Nunn after May 31, 2010 and prior to June 5, 2012 vest at a rate of one-quarter of their allotted amount per year and are exercisable for a period of five years from the date of grant. Options granted to Mr. Nunn since June 5, 2012 vest at a rate of one-quarter of their allotted amount per year and are exercisable for a period of ten years from the date of grant.

(6)
Mr. Reichbach became General Counsel and Corporate Secretary in October 2008.  Options granted to Mr. Reichbach after May 31, 2010 and prior to June 5, 2012 vest at a rate of one-quarter of their allotted amount per year and are exercisable for a period of five years from the date of grant. Options granted to Mr. Reichbach since June 5, 2012 vest at a rate of one-quarter of their allotted amount per year and are exercisable for a period of ten years from the date of grant.

(7)	These restricted stock awards vested on January 19, 2016.
(8)	These restricted stock awards vest at a rate of one-quarter of their allotted amount per year over four years. Vesting began on May 18, 2015.

2015 OPTION EXERCISES AND STOCK VESTED

	Option Awards
Name	Number of shares acquired on exercise	Value realized on exercised
	#	$
Kanaan Jemili
Chief Executive Officer	-	-

Nancy Li	450,000	85,500
Current Executive Vice Chairman, former Chief Executive Officer

Arthur J. McCarthy	150,000	28,500
Chief Financial Officer

Michael (Horngwei) Her	150,000	37,500
Current Co-Chief Technology Officer,
former Executive Vice President

Ronald Nunn	150,000	37,500
Executive Vice President, Business Operations

Roy E. Reichbach
General Counsel and Corporate Secretary	150,000	37,500

Employee Benefits Plans

We do not sponsor any qualified or non-qualified pension benefit plans, nor do we maintain any non-qualified defined contribution or deferred compensation plans. We sponsor a tax-qualified defined contribution 401(k) plan in which employees are eligible for participation on the next entry date after completing the earlier of (i) one month of service in which the employee is credited with 83 hours of service and (ii) one year of service.

Director and Officer Liability Insurance

The Company has purchased directors and officers liability insurance. This insurance provides financial protection for our directors and officers in the event that they are sued in connection with the performance of their duties as they relate to the Company and also provides employment practices liability coverage, which insures for harassment and discrimination suits.

Payments in Connection with Termination or Change in Control

The Company’s Stock Option Plan and the 2012 Plan each provide for immediate vesting of all outstanding awards held thereunder by plan participants if any such person’s employment, directorship, or other association, as the case may be, with the Company is terminated (other than for cause) prior to the expiry of such awards by virtue of, or in connection with, a change of control (as this term is defined in each respective plan) of the Company. The Board of Directors of the Company may also provide in its discretion for vesting under such plans if there is a take-over bid or issuer bid (as such terms are defined in each plan with such a provision) or in the event of a change of control.

The Company is not a party to any contract, agreement, plan or arrangement (written or unwritten) that provides for payment following a change in an officer’s responsibilities or following a change in control. The Company has no other plan that provides for the payment of retirement benefits, or other benefits that will be paid primarily following retirement, or at, following, or in connection with resignation, retirement or other termination of an officer.

Compensation Committee Report on Executive Compensation

Our Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement.

COMPENSATION COMMITTEE MEMBERS:
David Kronfeld, Chairman
Gabriel A. Battista
Shirley Strum Kenny

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2016, certain information concerning the beneficial ownership of our Common Stock by:  (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Class(3)
Nancy Li	79,596,077	(4)	28.0%
Charles B. Wang	79,596,077	(5)	28.0%
James R. Hale	63,527,528	(6)	22.5%
PCF 1, LLC(7)	61,731,172		21.9%
David Kronfeld	38,704,467	(8)	13.7%
AvantaLion LLC(9)	22,820,650		8.1%
JK&B Capital V, L.P.(10)	20,592,850		7.3%
JK&B Capital V Special Opportunity Fund, L.P.(10)	15,534,956		5.5%
Roy E. Reichbach	6,378,882	(11)	2.3%
Michael (Horngwei) Her	3,837,441	(12)	1.4%
Ronald Nunn	3,814,253	(13)	1.3%
J. Christopher Wagner	1,990,323	(14)	*
Parallax Capital Fund, L.P.(7)	1,747,000		*
Arthur J. McCarthy	1,009,933	(15)	*
Shirley Strum Kenny	626,950		*
Gabriel A. Battista	617,270	(16)	*
Kanaan Jemili	487,500	(17)	*
John A. Coelho	43,531		*
Robert E. Bostrom	30,102		*
All current directors and executive officers (14 persons)	200,664,257		70.9%
_________________________
* Less than 1%
(1)	Unless otherwise indicated, the address of such individual is c/o NeuLion, Inc., 1600 Old Country Road, Plainview, New York 11803.
(2)	The total number of shares beneficially owned includes shares over which the named person could have acquired voting power or investment power within 60 days after April 15, 2016.
(3)	Based upon 282,246,151 shares of Common Stock outstanding as of April 15, 2016.
(4)
Includes (i) 56,040 shares of Common Stock held indirectly by two trusts for the benefit of Ms. Li’s children for which Ms. Li is the trustee, (ii) 1,550,000 shares of Common Stock underlying options, (iii) 187,500 shares of restricted Common Stock, and (iv) 37,652,481 shares of Common Stock beneficially owned by Mr. Wang, Ms. Li’s spouse, of which Ms. Li disclaims beneficial ownership. See Footnote (5) below.

(5)
Includes (i) 22,820,650 shares of Common Stock held by AvantaLion, a limited liability company controlled by Mr. Wang, (ii) 256,040 shares of Common Stock held indirectly by two trusts for the benefit of Mr. Wang’s grandchildren, for which Mr. Wang is the trustee and (iii) 41,943,596, shares of Common Stock beneficially owned by Ms. Li, Mr. Wang’s spouse. Excludes (i) 15,534,956 shares of Common Stock owned by JK&B Capital V Special Opportunity Fund, L.P. (“JK&B SOF”), an entity in which Mr. Wang has an 85% pecuniary interest, and (ii) 5,000,000 shares of Common Stock held by a trust for the benefit of Mr. Wang’s children (the “2012 Trust”). Mr. Wang does not have voting or dispositive power over the shares held by Ms. Li, JK&B SOF, or the 2012 Trust and disclaims beneficial ownership of all such shares.

(6)
Includes 61,731,172 shares of Common Stock controlled by PCF and 1,747,000 shares of Common Stock controlled by Parallax Capital Fund, L.P. Mr. Hale is the managing member of Parallax Holdings, LLC, which is the general partner of Parallax Capital, L.P., which is the general partner of Parallax Capital Fund, L.P., which is a limited liability company member of PCF. Mr. Hale may be deemed to be the indirect beneficial owner of the reported securities by virtue of his indirect control of Parallax Capital Fund, L.P. and PCF. Mr. Hale disclaims beneficial ownership of the reported securities to the extent such beneficial ownership exceeds his pecuniary interests therein.

(7)	The address of this beneficial owner is 23332 Mill Creek Dr., Suite 155, Laguna Hills, California 92653. This beneficial owner is controlled by Mr. Hale. See Footnote (6) above.
(8)
Includes 2,006,300 shares of Common Stock directly owned by DKB JTV Holdings, LLC, an entity controlled by Mr. Kronfeld. Mr. Kronfeld disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes (i) 20,592,850 shares of Common Stock directly owned by JK&B Capital V, L.P. (“JK&B”) and (ii) 15,534,956 shares of Common Stock directly owned by JK&B SOF. Mr. Kronfeld is the managing member of JK&B Capital V, L.L.C., the general partner of JK&B Management V, L.P. (“JK&B Management”). JK&B Management is the general partner of both JK&B and JK&B SOF. Mr. Kronfeld, JK&B Capital V, L.L.C. and JK&B Management each may be deemed to have sole voting and dispositive power over the shares. Mr. Kronfeld disclaims beneficial ownership of the Common Stock owned by JK&B and JK&B SOF except to the extent of his pecuniary interest therein.

(9)	AvantaLion is a limited liability company controlled by Mr. Wang. See Footnote (5) above.
(10)
The address of this beneficial owner is c/o JK&B Capital, Two Prudential Plaza, 180 N. Stetson Avenue, Suite 4500, Chicago, Illinois 60601. This beneficial owner is controlled by Mr. Kronfeld. See Footnote (8) above.

(11)
Includes (i) 750,000 shares of Common Stock underlying options, (ii) 75,000 shares of restricted Common Stock, and (iii) 5,000,000 shares of Common Stock held by the 2012 Trust. Mr. Reichbach is the trustee of the 2012 Trust and in such capacity has voting and dispositive control with respect to such shares. Mr. Reichbach disclaims beneficial ownership of the shares held by the 2012 Trust.

(12)	Includes (i) 950,000 shares of Common Stock underlying options, (ii) 100,000 shares of restricted Common Stock and (iii) 6,000 shares of Common Stock owned by Mr. Her’s wife.
(13)	Includes (i) 950,000 shares of Common Stock underlying options and (ii) 100,000 shares of restricted Common Stock.
(14)	Includes (i) 725,000 shares of Common Stock underlying options and (ii) 50,000 shares of restricted Common Stock.
(15)	Includes (i) 675,000 shares of Common Stock underlying options and (ii) 75,000 shares of restricted Common Stock.
(16)	Includes (i) 50,000 shares of Common Stock underlying options and (ii) 237,487 shares of Common Stock held by The Gabriel A. Battista Revocable Trust Under a Trust dated August 22, 2006.
(17)	Includes 187,500 shares of restricted Common Stock.

Certain Relationships and Related Transactions

The Company has entered into certain transactions and agreements in the normal course of operations with related parties.  In evaluating related party transactions, the Board establishes a special committee to review the proposed matters and make recommendations to the Board of Directors on the course of action, and in a case where a director is the related party, such individual abstains from voting to approve the transaction.  Significant related party transactions in which the Company was a participant in 2015 and 2014 are set forth immediately below.

KyLin TV

KyLin TV, Inc. (“KyLin TV”), a content aggregator controlled by Mr. Wang, our Chairman, is a customer of the Company.  For the years ended December 31, 2015 and 2014, we recognized revenue of $552,870 and $847,197, respectively, from KyLin TV.

We also provide and charge KyLin TV for administrative and general corporate support.  The amounts charged for these services provided by us for the years ended December 31, 2015 and 2014 were $117,930 and $123,333, respectively, and are recorded as a recovery in selling, general and administrative expense.  Additionally, we purchase set-top boxes from KyLin TV.  For the years ended December 31, 2015 and 2014, the amounts paid for this equipment were $0 and $46,400, respectively.

New York Islanders

We provide IT-related professional services and administrative services to the New York Islanders Hockey Club, L.P. (the “New York Islanders”), a professional hockey club that is majority-owned by Mr. Wang, our Chairman. For the years ended December 31, 2015 and 2014, we recognized revenue of $291,735 and $310,926, respectively, from the sale of such services to the New York Islanders.

Renaissance Property Associates

We provide IT-related professional services to Renaissance Property Associates, LLC (“Renaissance”), a real estate management company 100% owned by Mr. Wang, our Chairman.  For the years ended December 31, 2015 and 2014, we recognized revenue of $120,000 and $120,000, respectively, from the sale of such services to Renaissance.

In June 2009, we signed a sublease agreement with Renaissance for office space in Plainview, New York.  Rent expense paid to Renaissance of $430,344, inclusive of taxes and utilities, is included in selling, general and administrative expense for the years ended December 31, 2015 and 2014, respectively.

Smile Train

We provide IT-related professional services to Smile Train, Inc. (“Smile Train”), a public charity whose founder and significant benefactor is Mr. Wang, our Chairman.  For the years ended December 31, 2015 and 2014, we recognized revenue of $96,000 and $90,000, respectively, from the sale of such services to Smile Train.

The Company recognized revenue from related parties as follows:

	Year ended December 31,
	2015	2014
New York Islanders	$291,735	$310,926
Renaissance	120,000	120,000
Smile Train	96,000	90,000
KyLin TV	552,870	847,197
	$1,060,605	$1,368,123

The amounts due from (to) related parties are as follows:

	As of December 31,
	2015	2014
New York Islanders	$(17,680)	$2,910
Renaissance	75	588
Smile Train	-	27
KyLin TV	304,884	107,589
	$287,279	$111,114

Stockholders’ Agreement

We are party to a Stockholders’ Agreement, dated January 30, 2015, with PCF, Mr. Wang, Ms. Li, and AvantaLion, an entity controlled by Mr. Wang, entered into in connection with our acquisition of DivX.  The Stockholders’ Agreement, among other things:

•	grants PCF certain registration rights with respect to shares of our common stock;
•	grants PCF a preemptive right to participate in sales of our securities by us, subject to specified exceptions, to PCF;
•	obligates us to deliver periodic financial statements to PCF and grants PCF certain inspection rights;

•
entitles PCF to designate two members of our Board of Directors, at least one of whom will serve on each of the Audit, Compensation and Nominating Committees, along with an agreement by Mr. Wang, Ms. Li and AvantaLion to vote in favor of such designees; and

•	grants PCF approval rights with respect to certain key stockholder transaction and liquidation events.

The provisions of this agreement related to preemptive rights will terminate upon completion of this offering.  The designee, voting and approval provisions will terminate on the date on which PCF and its affiliates cease to collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of shares it acquired as consideration in the acquisition of DivX.  A copy of the Stockholders’ Agreement is included as an exhibit to the Merger Agreement that was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 5, 2015.

Note Conversion

At the Company’s annual meeting on June 4, 2015, the Company’s stockholders approved the conversion of a note in the principal amount of $27 million issued by the Company to PCF in connection with the Company’s acquisition of DivX.  Upon such approval, the note principal of $27 million automatically converted into 25,840,956 shares of Common Stock.  Mr. Hale is the managing member of Parallax Holdings, LLC, which is the general partner of Parallax Capital, L.P., which is the general partner of Parallax Capital Fund, L.P., which is a limited liability company member of PCF.  Mr. Hale therefore indirectly controls PCF.

Conversion of Class 3 and Class 4 Preference Shares

On November 19, 2015, the Company executed a Conversion and Settlement Agreement (the “Agreement”) with the holders of its Class 3 and Class 4 Preference Shares (collectively, the “Preference Shares”), whereby these holders agreed to convert their Preference Shares for shares of common stock of the Company on a 1-to-1 basis and for aggregate consideration totaling $4,058,000.  The consideration of $4,058,000 was paid in the form of 8,176,210 shares of Common Stock (the “Additional Shares”), with the number of shares received calculated based on the five-day volume weighted average price of Common Stock immediately prior to conversion.

The holders of the 17,176,818 issued and outstanding Class 3 Preference Shares received in the aggregate an equal number of shares of the Common Stock as well as 5,737,691 Additional Shares as payment for accumulated dividends.  The holders of the 10,912,265 issued and outstanding Class 4 Preference Shares received in the aggregate an equal number of shares of Common Stock as well as 2,438,519 Additional Shares as payment for accumulated dividends.  The Company issued a total of 36,265,293 shares of Common Stock.  As a result of the transaction, the Company currently has no Preference Shares issued and outstanding.

The holders of the Class 3 Preference Shares were JK&B SOF and JK&B, both of which are controlled by Mr. Kronfeld, and The Gabriel A. Battista Revocable Trust Under a Trust Declaration dated August 22, 2006, which is controlled by Mr. Battista.  The holders of the Class 4 Preference Shares were JK&B SOF and JK&B.  Mr. Wang has a pecuniary interest of 85% in, but does not exercise control over, JK&B SOF.  Mr. Wang is married to Ms. Li.

Equity Awards

For information regarding equity awards granted to our named executive officers and directors, see “COMPENSATION DISCUSSION AND ANALYSIS — Executive Compensation Tables” and “CORPORATE GOVERNANCE MATTERS — Compensation of Directors — 2015 DIRECTOR COMPENSATION.”

Indemnification Obligations

Our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed, and the Board of Directors has ratified the appointment of, EisnerAmper LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2016. Before selecting EisnerAmper, the Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing.

We are asking our stockholders to ratify the selection of EisnerAmper as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of EisnerAmper to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of EisnerAmper are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

Required Vote

The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the appointment of EisnerAmper.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

PLEASE NOTE: If your shares are held in street name, your broker, bank, trust or other holder of record can only vote your shares in the ratification of the appointment of the independent registered public accountants if you direct the holder how to vote by marking your proxy, which will be sent to you by such holder.

Pre-Approval of Services

The Audit Committee follows a policy pursuant to which audit and non-audit services proposed to be performed by the independent registered public accountants may be pre-approved. These services may include audit services, audit-related services, tax services, and other services.

The Audit Committee determines from time to time permitted services that have its general pre-approval. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget and annual review. The Chief Financial Officer reviews all requests for services to be provided by the independent registered public accountants to determine whether such services are included within the list of services that have received the general pre-approval of, or require specific pre-approval by, the Audit Committee. The Chief Financial Officer shall consult as necessary with the chairman of the Audit Committee in determining whether any particular service has been pre-approved.

Audit services in the amount of $400,000 for 2015 and $310,000 for 2014, and tax services in the amount of $85,000 for 2015 and $50,000 for 2014, were provided through the general pre-approval process. The Audit Committee has determined such services are consistent with SEC rules on auditor independence. A service which has not received general pre-approval will require specific pre-approval by the Audit Committee before the service can be provided by the independent registered public accountants. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee, who must report to the Audit Committee at its next scheduled meeting any services so approved by him. All services performed by the independent registered public accountants in 2015 were pre-approved under the general pre-approval process or under the specific pre-approval process.

The Audit Committee pre-approves all services performed by the independent registered public accountants, in part to assess whether the provision of such services might impair the independent registered public accountants’ independence. The Audit Committee’s policy and procedures are as follows:

•
The Audit Committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. As discussed above, the Audit Committee may also pre-approve other audit services, which are those services that only the independent registered public accountants reasonably can provide.

•
The Audit Committee believes that the provision of audit-related services does not impair the independence of the independent registered public accountants. Audit-related services are assurance and related services that are reasonably related to the performance of the audit, and that are traditionally performed by the independent registered public accountants.

•
The Audit Committee believes that, in appropriate cases, the independent registered public accountants can provide tax compliance services, tax planning and tax advice without impairing the auditors’ independence.

•
The Audit Committee may approve other services to be provided by the independent registered public accountants if (i) the services are permissible under SEC and Public Company Accounting Oversight Board rules, (ii) the Audit Committee believes the provision of the services would not impair the independence of the independent registered public accountants and (iii) management believes that the independent registered public accountants are the best choice to provide the service.

For each engagement, management provides the Audit Committee with information about the services and fees sufficiently detailed to allow the Audit Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the independent registered public accountants.

After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

Services and Fees of Independent Registered Public Accountants

The following tables shows the fees incurred for services rendered by EisnerAmper in 2015 and 2014. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy.

	2015 $	2014 $
Audit fees	400,000	310,000
Audit-related fees	-	-
Tax fees(1)	85,000	50,000
All other fees(2)	35,000	47,700
Total	520,000	407,700
_____________________
(1)	In 2015, tax fees were entirely comprised of fees for professional services rendered for the preparation of the Company’s tax returns.
(2)
In 2015, the fee was entirely attributable to a study performed to determine whether the Company had had a “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended, due to the acquisition of DivX.  In 2014, the fees were attributable to (a) $21,600 of services provided in connection with the comment process associated with the SEC’s required review of certain Company filings and (b) $26,100 of due diligence services provided in connection with the acquisition of DivX.

In considering the nature of the services provided by the independent registered public accountants, the Audit Committee determined that such services were compatible with the provision of independent audit services. The Audit Committee discussed these services with EisnerAmper and Company management to determine that they were permitted under the applicable rules and regulations.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control and disclosure controls. In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent registered public accountants, including a review of the significant management judgments underlying the financial statements and disclosures.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work (including resolution of disagreements between management and the Company’s independent registered public accountants regarding financial reporting) of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent registered public accountants report to the Audit Committee at each regularly scheduled Audit Committee meeting or as necessary, and the chairman of the Audit Committee reports to the Board of Directors at each regularly scheduled Board meeting or as necessary.

The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees), as amended by SAS Nos. 89 and 90, as adopted by the Public Company Accounting Oversight Board, and by Rule 2-07 of Regulation S-X, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accountants their independence from the Company and its management. In concluding that the independent registered public accountants are independent, the Audit Committee determined, among other things, that the non-audit services provided by EisnerAmper (as described above) were compatible with their independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted policies to avoid compromising the independence of the independent registered public accountants, such as prior Audit Committee approval of non-audit services and required audit partner rotation.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors subsequently approved the recommendation) that the audited financial statements be included in the Company’s Annual Report for filing with the SEC. The Audit Committee has also appointed EisnerAmper as the Company’s independent registered public accountants for 2016.

AUDIT COMMITTEE MEMBERS:
James R. Hale, Chairman
Shirley Strum Kenny
David Kronfeld

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are submitting to stockholders an advisory vote to approve the compensation paid to the Company’s named executive officers as disclosed below pursuant to Item 402 of Regulation S-K under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” including the compensation tables and narrative discussion.

The advisory vote is not binding on the Company, the Board of Directors, or management; however, if executive compensation is not approved by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, the Compensation Committee will take account of this fact when considering executive compensation in future years.

At our 2013 annual meeting of stockholders, our stockholders approved, on an advisory basis, a frequency of every three years for casting advisory votes approving our executive compensation. Due to the results of the vote on the matter, as well as the fact that our executive compensation programs are designed to reward long-term performance and operate over a period of years, as opposed to a single year, we adopted a triennial stockholder advisory vote on executive compensation. Accordingly, after the Annual Meeting, our next such advisory vote will occur at our 2019 annual meeting of stockholders.

Required Vote

The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve by advisory vote the compensation paid to the Company’s named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” including the compensation tables and narrative discussion, be, and hereby is, approved.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, trust or other holder of record can only vote your shares with respect to the advisory vote on executive compensation if you direct the holder how to vote by marking your proxy, which will be sent to you by such holder.

PROPOSAL 4 — AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION

The Company’s Board of Directors has adopted, declared advisable and is submitting to the Company’s stockholders a proposal to amend and restate its Certificate of Incorporation to increase the number of authorized shares of Common Stock from 300 million to 500 million as well as to integrate into a single instrument all of the provisions of the Certificate of Incorporation which are currently in effect and operative.  A copy of the proposed amended and restated Certificate of Incorporation is attached to these proxy materials as Exhibit A.

The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future corporate needs, including, but not limited to, grants under equity compensation plans, stock splits, financings and potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions.

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock that will result from the Company’s adoption of the proposed amendment. Unless otherwise required by the Delaware General Corporation Law or the Toronto Stock Exchange, the newly authorized shares of Common Stock will be available for issuance at the discretion of the Board of Directors (without further action by the stockholders) for various future corporate needs, including those outlined above. While adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders, any future issuance of additional authorized shares of the Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued. Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding.

Required Vote

The approval of the proposal to amend and restate the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock from 300 million to 500 million and to integrate it into a single instrument requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.  If the proposal is adopted, it will become effective upon the filing of the amended and restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION.

PLEASE NOTE: If your shares are held in street name, your broker, bank, trust or other holder of record can only vote your shares with respect to the proposal to amend and restate the Company’s Certificate of Incorporation, if you direct the holder how to vote by marking your proxy, which will be sent to you by such holder.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any beneficial owner of more than 10% of any class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and furnish copies of the reports to the Company. Based solely on the Company’s review of copies of such forms and written representations by the Company’s directors and executive officers received by it, the Company believes that during 2015, all such reports were timely filed, except that three transactions were reported late by Mr. Wagner, one transaction was reported late by PCF and one transaction was reported late by Mr. Hale.

Code of Business Conduct

All of our directors, officers and employees are required to abide by the Company’s Code of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. Our policies and procedures cover all major areas of professional conduct, including employee policies, conflicts of interest, protection of confidential information, and compliance with applicable laws and regulations. The Code is available at the Company’s website at www.neulion.com.

Performance Graph

Stockholder Communications

Stockholders can mail communications to the Company by writing to NeuLion, Inc., 1600 Old Country Road, Plainview, New York 11803, ATTN: Corporate Secretary. All correspondence is handled by the Corporate Secretary, forwarded to the appropriate department for response or forwarded to the Board of Directors.

By Order of the Board of Directors

/s/ Roy E. Reichbach
Roy E. Reichbach
General Counsel, Corporate Secretary and Director

April 29, 2016

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NEULION, INC.

Pursuant to Section 245 of the
Delaware General Corporation Law

NeuLion, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.           The name of the corporation is NeuLion, Inc.

2.          The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 30, 2010 (the “Certificate of Incorporation”).

3.            This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4.          This Amended and Restated Certificate of Incorporation was duly adopted by the written consent of the directors and at a meeting of stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 211, 242, and 245 of the General Corporation Law of the State of Delaware.

5.          The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is NeuLion, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, County of New Castle, Delaware (19808). The name of the registered agent of the Corporation at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware (“GCL”). The Corporation shall have the power to perform all lawful acts and activities.

FOURTH: The Corporation will have perpetual existence.

FIFTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 550,000,000, of which 500,000,000 shares shall be common stock of the par value of $.01 per share (“Common Stock”) and 50,000,000 shares shall be preferred stock of the par value of $.01 per share (“Preferred Stock”).

(A)           Preferred Stock. The Board of Directors is expressly granted authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(B)           Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of shares of Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

SIXTH:

(A)           Subject to the provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute discretion.  Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further payments in respect of such shares.

(B)           No stockholder of the Corporation shall, by reason of such stockholder's holding shares of any class of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares (whether now or hereafter acquired) of any class of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Corporation now or hereafter to be authorized, regardless of whether the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividends or voting or other rights of such stockholder.

SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

EIGHTH: Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH:

(A)             A current or former director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(1)	for any breach of the director's duty of loyalty to the Corporation or its stockholders;

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3)	under Section 174 of the GCL, as the same exists or as such provision may be hereafter amended, supplemented or replaced; or

(4)	for any transaction from which the director derived an improper personal benefit.

(B)           The Corporation shall indemnify its directors and officers, to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall be a contract right and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal or legal representative; provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obliged to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article TENTH shall include the vested right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

(C)           The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article TENTH on directors and officers of the Corporation.

(D)           The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute or agreement, by vote of the Corporation's stockholders or disinterested directors, or otherwise.

(E)           Any repeal or amendment of this Article TENTH shall be prospective only, and shall not adversely affect any limitation on the personal liability, the right to indemnification, or the vested right to advancement of expenses of a current or former director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

ELEVENTH: The Corporation hereby elects not to be governed by Section 203 of the GCL.

IN WITNESS WHEREOF, the undersigned, on behalf of the Corporation, has executed this Amended and Restated Certificate of Incorporation as of the ___ day of June, 2016.

Roy E. Reichbach
General Counsel and Corporate Secretary

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 pm Eastern Time on June 1, 2016.
Vote by Internet • Go to www.investorvote.com/NEUL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. ELECTION OF DIRECTORS NOMINATED BY MANAGEMENT:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

01 - Gabriel A. Battista	☐	☐	☐	02 - Robert E. Bostrom	☐	☐	☐	03 - John A. Coelho	☐	☐	☐
04 - James R. Hale	☐	☐	☐	05 - Shirley Strum Kenny	☐	☐	☐	06 - David Kronfeld	☐	☐	☐
07 - Nancy Li	☐	☐	☐	08 - Roy E. Reichbach	☐	☐	☐	09 - Charles B. Wang	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS:	☐	☐	☐	3. APPROVAL BY ADVISORY VOTE OF EXECUTIVE COMPENSATION:	☐	☐	☐

	For	Against	Abstain
4. APPROVAL OF PROPOSAL TO AMEND AND RESTATE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 300 MILLION TO 500 MILLION AND TO INTEGRATE IT INTO A SINGLE INSTRUMENT:	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NEULION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEULION, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NEULION, INC. TO BE HELD ON JUNE 2, 2016

Roy E. Reichbach and Arthur J. McCarthy, and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter not set forth below, as they or their substitutes present and acting at the meeting shall unanimously determine, all of the shares of capital stock of NeuLion, Inc. that the undersigned would be entitled to vote, if personally present, at the 2016 Annual Meeting of Stockholders of NeuLion, Inc. and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2, 3 and 4. The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE SO THAT IT ARRIVES BY 5:00 P.M. EASTERN TIME ON JUNE 1, 2016.

C	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.